UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2013

T-MOBILE US, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Indenture

On August 21, 2013, T-Mobile USA, Inc. (“T-Mobile USA”), a direct, wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”), issued $500,000,000 principal amount of its 5.250% Senior Notes due 2018 (the “Notes”) pursuant to an Indenture (the “Base Indenture”), dated as of April 28, 2013, among T-Mobile USA, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented with respect to the Notes by the Thirteenth Supplemental Indenture, dated as of August 21, 2013 (the “Supplemental Indenture”), among T-Mobile USA, the Company, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the Base Indenture, as so amended and supplemented with respect to the Notes, the “Indenture”). The Notes will bear interest at a rate of 5.250% per year, payable semiannually in arrears on March 1 and September 1, commencing on March 1, 2014. The Notes mature on September 1, 2018. The Notes will initially be guaranteed on a senior unsecured basis by the Company and all of T-Mobile USA’s wholly-owned domestic restricted subsidiaries (excluding certain designated special purpose entities, a certain reinsurance subsidiary and immaterial subsidiaries), all of T-Mobile USA’s restricted subsidiaries that guarantee certain of its indebtedness, and any future subsidiary of the Company that directly or indirectly owns all of T-Mobile USA’s equity interests (the “Guarantors”). The Notes and the guarantees will be T-Mobile USA’s and the Guarantors’ senior unsecured obligations and will rank pari passu in right of payment to all of T-Mobile USA’s and the Guarantors’ existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes, and will rank senior in right of payment to any future indebtedness of T-Mobile USA or any Guarantor that provides by its terms that it is subordinated in right of payment to the Notes and the guarantees. The Notes and the guarantees will be effectively subordinated to all of T-Mobile USA’s and the Guarantors’ existing and future secured indebtedness to the extent of the assets securing such indebtedness, and will be structurally subordinated to all of the liabilities and preferred stock of any of T-Mobile USA’s subsidiaries that do not guarantee the Notes.

If T-Mobile USA experiences specific kinds of changes of control as set forth in the Indenture and any such change of control is accompanied or followed by rating downgrades during a specified period of time after the change of control, each holder of the Notes may require T-Mobile USA to repurchase all or a portion of the Notes so held at a price equal to 101% of the principal amount of such Notes, plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

The Indenture contains covenants that, among other things, restrict the ability of T-Mobile USA and its restricted subsidiaries to incur more debt, pay dividends and make distributions, make certain investments, repurchase stock, create liens or other encumbrances, enter into transactions with affiliates, enter into agreements that restrict dividends or distributions from subsidiaries, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. These limitations are subject to a number of important qualifications and exceptions.

The Indenture contains customary Events of Default (as defined in the Indenture), including:

•	default for 30 days in the payment when due of interest (including Additional Interest (as defined in the Indenture)) on the Notes;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

•	failure by T-Mobile USA to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of T-Mobile USA and certain of its restricted subsidiaries in the aggregate principal amount of $100.0 million or more;

•	specified events involving bankruptcy, insolvency or reorganization of T-Mobile USA or certain of its restricted subsidiaries; and

•	failure by T-Mobile USA or certain of its restricted subsidiaries to pay certain final judgments aggregating in excess of $100.0 million within 60 consecutive days of such final judgment.

Upon an Event of Default, the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately. In the case of Events of Default relating to bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without further action or notice.

Registration Rights Agreement

On August 21, 2013, T-Mobile USA and the Guarantors also entered into a Registration Rights Agreement (“Registration Rights Agreement”) with Deutsche Bank Securities Inc., as initial purchaser in the Notes offering (the “Initial Purchaser”).

Under the terms of the Registration Rights Agreement, T-Mobile USA and the Guarantors agree to use commercially reasonable efforts to file a registration statement covering an offer to exchange the Notes for Exchange Securities (as defined in the Registration Rights Agreement). T-Mobile USA also agreed to use commercially reasonable efforts to have such registration statement declared effective and agreed to commence the Exchange Offer (as defined in the Registration Rights Agreement) promptly after the registration statement becomes effective. Alternatively, if T-Mobile USA is unable to consummate the Exchange Offer under certain conditions, or if holders of the Notes cannot participate in, or cannot obtain freely transferable Exchange Securities in connection with, the Exchange Offer for certain specified reasons, then T-Mobile USA and the Guarantors will use commercially reasonable efforts to file a shelf registration statement within the times specified in the Registration Rights Agreement to facilitate resale of the Notes. All registration expenses (subject to limitations specified in the Registration Rights Agreement) will be paid by T-Mobile USA and the Guarantors.

Should T-Mobile USA fail to consummate the Exchange Offer within 360 days after the closing date of the Notes offering; or, if a shelf registration statement is required, fail to have the shelf registration statement declared effective, or if a shelf registration statement has become effective, fail to maintain the effectiveness thereof or the usability of the related prospectus (subject to certain exceptions) for more than 120 days in any 12-month period, T-Mobile USA will be required to pay certain Additional Interest as provided in the Registration Rights Agreement.

Under the terms of the Registration Rights Agreement, T-Mobile USA and the Guarantors have agreed to indemnify certain holders of the Notes against certain liabilities.

This description of the Indenture and Registration Rights Agreement is a summary only and is qualified in its entirety by the full and complete terms of each of the Indenture and the Registration Rights Agreement, copies of which are attached as exhibits hereto, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report is also responsive to Item 2.03 of this report and is incorporated herein by reference.

Item 8.01.	Other Events.

On August 21, 2013, T-Mobile USA completed the sale of the Notes to the Initial Purchaser, pursuant to a Purchase Agreement, dated August 14, 2013, by and among T-Mobile USA, the Guarantors and the Initial Purchaser (the “Purchase Agreement”). T-Mobile USA intends to use the net proceeds from the offering for general corporate purposes.

The Notes were sold in a private debt offering only to qualified institutional buyers in reliance on Rule 144A and in offshore transactions pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States except under an effective registration statement or an applicable exemption from registration requirements or in a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

4.1	Thirteenth Supplemental Indenture, dated as of August 21, 2013, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.250% Senior Note due 2018.

10.1	Registration Rights Agreement, dated as of August 21, 2013, by and among T-Mobile USA, Inc., the Guarantors (as defined therein), and Deutsche Bank Securities Inc., as Initial Purchaser (as defined therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

Date: August 21, 2013	By:	/s/ J. Braxton Carter
		Name:	J. Braxton Carter
		Title:	Executive Vice President and Chief Financial Officer